NEWS RELEASE

NETGEAR® REPORTS THIRD QUARTER 2015 RESULTS

•	Third quarter 2015 net revenue of $341.9 million, as compared to $353.3 million in the comparable prior year quarter, decrease of 3.2%.

•	Third quarter 2015 GAAP net income of $15.1 million, as compared to $20.0 million in the comparable prior year quarter.

◦	Third quarter 2015 non-GAAP net income of $21.7 million, as compared to $26.2 million in the comparable prior year quarter.

•	Third quarter 2015 GAAP net income per diluted share of $0.47, as compared to $0.55 in the comparable prior year quarter.

◦	Third quarter 2015 non-GAAP net income per diluted share of $0.67, as compared to $0.72 in the comparable prior year quarter.

•
Company expects fourth quarter 2015 net revenue to be in the range of $335 million to $350 million, with non-GAAP operating margin in the range of 9.5% to 10.5%. Additionally the Company expects non-GAAP tax expense to be in the range of $13 million to $15 million, an implied effective tax rate of approximately 41%.

SAN JOSE, California - October 22, 2015 - NETGEAR, Inc. (NASDAQ: NTGR), a global networking company that delivers innovative products to consumers, businesses and service providers, today reported financial results for the third quarter ended September 27, 2015.

Net revenue for the third quarter ended September 27, 2015 was $341.9 million, as compared to $353.3 million in the third quarter ended September 28, 2014, and $288.8 million in the second quarter ended June 28, 2015. Net income, computed in accordance with GAAP, for the third quarter of 2015 was $15.1 million, or $0.47 net income per diluted share. This compared to GAAP net income of $20.0 million, or $0.55 net income per diluted share, in the third quarter of 2014, and GAAP net income of $3.7 million, or $0.11 net income per diluted share, in the second quarter of 2015. Non-GAAP net income was $0.67 per diluted share in the third quarter of 2015, as compared to non-GAAP net income of $0.72 per diluted share in the third quarter of 2014 and $0.29 per diluted share in the second quarter of 2015. The third quarter of 2014 included a $0.04 per diluted share benefit as a result of a year-to-date catch up that reduced the tax expense for that quarter.

Operating margin, computed in accordance with GAAP, for the third quarter of 2015 was 7.6%, as compared to 7.5% in the year ago comparable quarter, and 3.9% in the second quarter of 2015. Non-GAAP operating margin was 10.3% in the third quarter of 2015, as compared to 10.6% in the third quarter of 2014 and 7.1% in the second quarter of 2015.

The differences between GAAP and non-GAAP financial measures include adjustments, net of any tax effect, for amortization of intangibles, stock-based compensation expense, restructuring and other charges, acquisition-related expense, losses on inventory commitments due to restructuring, litigation reserves, net and gain on litigation settlements. The accompanying schedules provide a reconciliation of financial measures computed on a GAAP basis to financial measures computed on a non-GAAP basis.

Patrick Lo, Chairman and Chief Executive Officer of NETGEAR, commented, “Our financial results for the third quarter of 2015 exceeded expectations, driven by strength in North America and a robust back-to-school season. Our revenue in Q3 was further augmented by higher than normal demand from our service provider customers. The Retail Business Unit had an all-time record quarter in sales, powered by our fast-growing Arlo and Nighthawk product lines. The success of both product lines continued to drive up average selling prices for NETGEAR retail products, and led to a healthy 24.9% year-over-year increase in revenue for the Retail Business Unit for Q3. We were also pleased with the sequential growth shown by the Commercial Business Unit, which was led by our switching products. With many new products in the pipeline, we see the momentum of our switching products rolling into the coming quarters. Meanwhile, we continued to closely manage the Service Provider Business Unit with a focus on profitability.”

Mr. Lo continued, “We remain committed to being a leader in the connected home space by leveraging our home WiFi expertise and providing cutting edge, unique products for consumers. We continue to see a greenfield opportunity in the Internet of Things for NETGEAR following on the heels of our highly successful Arlo wire-free cameras. We are committed to investing significant R&D dollars in order to bring more exciting products to the rapidly growing Smart Home market.”

Christine Gorjanc, Chief Financial Officer of NETGEAR, added, "During the third quarter of 2015, we continued to leverage the strength of our balance sheet and cash position by repurchasing approximately 642,000 shares of NETGEAR common stock for $20.6 million, at an average price of $32.04 per share. Since the start of our recent repurchase activity in Q4 2013, we have repurchased approximately 8.2 million shares, or approximately 21% of the fully diluted share count at the beginning of that period. We continue to believe that stock repurchases are an effective way of returning capital to shareholders, and plan to be opportunistic buyers of our stock in the coming quarters.”

Mr. Lo continued, "Looking forward, we expect fourth quarter net revenue to be in the range of $335 million to $350 million. We are especially looking forward to our Retail Business Unit’s performance this holiday season. We also expect that our shipments to service providers should be back to the normalized $100 million level that we previously guided. Non-GAAP operating margin is expected to be in the range of 9.5% to 10.5%. Our non-GAAP tax expense is expected to be approximately $13 million to $15 million, which implies an effective tax rate of 41% for the fourth quarter of 2015.”

Investor Conference Call / Webcast Details
NETGEAR will review the third quarter results and discuss management's expectations for the fourth quarter of 2015 today, Thursday, October 22, 2015 at 5 p.m. ET (2 p.m. PT). The dial-in number for the live audio call is (201) 689-8471. A live webcast of the conference call will be available on NETGEAR's website at http://investor.netgear.com. A replay of the call will be available 2 hours following the call through midnight ET (9 p.m. PT) on Thursday, October 29, 2015 by telephone at (858) 384-5517 and via the web at http://investor.netgear.com. The account number to access the phone replay is 13622145.

About NETGEAR, Inc.
NETGEAR (NASDAQ: NTGR) is a global networking company that delivers innovative products to consumers, businesses and service providers. The Company's products are built on a variety of proven technologies such as wireless (WiFi and LTE), Ethernet and powerline, with a focus on reliability and ease-of-use. The product line consists of wired and wireless devices that enable networking, broadband access and network connectivity. These products are available in multiple configurations to address the needs of the end-users in each geographic region in which the Company's products are sold. NETGEAR products are sold in approximately 38,000 retail locations around the globe, and through approximately 30,000 value-added resellers, as well as multiple major cable, mobile and wireline service providers around the world. The company's headquarters are in San Jose, Calif., with additional offices in approximately 25 countries. More information is available at http://investor.netgear.com or by calling (408) 907-8000. Connect with NETGEAR at http://twitter.com/NETGEAR and http://www.facebook.com/NETGEAR.

© 2015 NETGEAR, Inc. NETGEAR and the NETGEAR logo are trademarks or registered trademarks of NETGEAR, Inc. and its affiliates in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders. The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:
NETGEAR Investor Relations
Christopher Genualdi
netgearIR@netgear.com
(408) 890-3520

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent NETGEAR, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding: expected net revenue and non-GAAP operating margin; expectations regarding the timing, distribution, sales momentum and market acceptance of recent and anticipated new product introductions that position the Company for growth; expectations regarding seasonal changes in the Company’s business unit performance; and expectations regarding repurchases of the Company’s common stock. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including the following: future demand for the Company's products may be lower than anticipated; consumers may choose not to adopt the Company's new product offerings or adopt competing products; product performance may be adversely affected by real world operating conditions; the Company may be unsuccessful or experience delays in manufacturing and distributing its new and existing products; telecommunications service providers may choose to slow their deployment of the Company's products or utilize competing products; the Company may be unable to collect receivables as they become due; the Company may fail to manage costs, including the cost of developing new products and manufacturing and distribution of its existing offerings; the Company may fail to successfully continue to effect operating expense savings; changes in the level of NETGEAR's cash resources and the Company's planned usage of such resources, including potential repurchases of the Company’s common stock; changes in the Company's stock price and developments in the business that could increase the Company's cash needs; fluctuations in foreign exchange rates; and the actions and financial health of the Company's customers. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Part II - Item 1A. Risk Factors,” pages 40 through 60, in the Company's quarterly report on Form 10-Q for the fiscal quarter ended June 28, 2015, filed with the Securities and Exchange Commission on July 31, 2015.  NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Information:
To supplement our consolidated financial statements presented on a GAAP basis, NETGEAR uses non-GAAP financial measures, which are adjusted to exclude certain expenses and tax adjustments, where applicable. We believe non-GAAP financial measures are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of NETGEAR's underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with generally accepted accounting principles in the United States.

-Financial Tables Attached-

NETGEAR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 27, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$202,429	$141,234
Short-term investments	61,419	115,895
Accounts receivable, net	274,173	275,689
Inventories	170,013	222,883
Deferred income taxes	29,430	29,039
Prepaid expenses and other current assets	31,019	38,225
Total current assets	768,483	822,965
Property and equipment, net	23,951	29,694
Intangibles, net	53,191	66,230
Goodwill	81,721	81,721
Other non-current assets	47,405	48,077
Total assets	$974,751	$1,048,687

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$98,171	$106,357
Accrued employee compensation	21,414	21,588
Other accrued liabilities	132,911	143,742
Deferred revenue	30,722	30,023
Income taxes payable	5,258	2,406
Total current liabilities	288,476	304,116
Non-current income taxes payable	14,402	15,252
Other non-current liabilities	10,412	7,754
Total liabilities	313,290	327,122
Stockholders' equity:
Common stock	32	35
Additional paid-in capital	474,875	454,144
Accumulated other comprehensive income (loss)	(43)	38
Retained earnings	186,597	267,348
Total stockholders' equity	661,461	721,565
Total liabilities and stockholders' equity	$974,751	$1,048,687

NETGEAR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share and percentage data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 27, 2015	June 28, 2015	September 28, 2014	September 27, 2015	September 28, 2014

Net revenue	$341,893	$288,782	$353,338	$939,832	$1,040,333
Cost of revenue	245,566	211,126	251,005	677,569	742,889
Gross profit	96,327	77,656	102,333	262,263	297,444
Gross margin	28.2%	26.9%	29.0%	27.9%	28.6%
Operating expenses:
Research and development	21,572	21,102	23,337	63,126	67,994
Sales and marketing	35,923	34,013	39,283	107,538	117,373
General and administrative	11,803	10,366	11,726	33,192	34,995
Restructuring and other charges	1,016	974	1,360	6,384	2,190
Litigation reserves, net	—	—	69	(2,690)	254
Total operating expenses	70,314	66,455	75,775	207,550	222,806
Income from operations	26,013	11,201	26,558	54,713	74,638
Operating margin	7.6%	3.9%	7.5%	5.8%	7.2%
Interest income	65	67	68	184	174
Other income (expense), net	(199)	(343)	2,246	(67)	1,911
Income before income taxes	25,879	10,925	28,872	54,830	76,723
Provision for income taxes	10,780	7,258	8,847	28,053	27,582
Net income	$15,099	$3,667	$20,025	$26,777	$49,141

Net income per share:
Basic	$0.47	$0.11	$0.56	$0.80	$1.36
Diluted	$0.47	$0.11	$0.55	$0.79	$1.34

Weighted average shares used to compute net income per share:
Basic	31,979	33,792	35,643	33,473	36,133
Diluted	32,335	34,308	36,250	34,002	36,806

NETGEAR, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except percentage data)
(Unaudited)

STATEMENT OF OPERATIONS DATA:

	Three Months Ended			Nine Months Ended
	September 27, 2015	June 28, 2015	September 28, 2014	September 27, 2015	September 28, 2014

GAAP gross profit	$96,327	$77,656	$102,333	$262,263	$297,444
Amortization of intangibles	2,394	2,506	2,625	7,490	7,863
Stock-based compensation expense	358	336	573	1,190	1,533
Losses on inventory commitments due to restructuring	—	—	—	407	—
Non-GAAP gross profit	$99,079	$80,498	$105,531	$271,350	$306,840
Non-GAAP gross margin	29.0%	27.9%	29.9%	28.9%	29.5%

GAAP research and development	$21,572	$21,102	$23,337	$63,126	$67,994
Stock-based compensation expense	(877)	(773)	(1,255)	(2,495)	(3,878)
Non-GAAP research and development	$20,695	$20,329	$22,082	$60,631	$64,116

GAAP sales and marketing	$35,923	$34,013	$39,283	$107,538	$117,373
Amortization of intangibles	(1,771)	(1,737)	(1,771)	(5,314)	(5,314)
Stock-based compensation expense	(1,173)	(1,272)	(1,409)	(3,836)	(4,759)
Non-GAAP sales and marketing	$32,979	$31,004	$36,103	$98,386	$107,300

GAAP general and administrative	$11,803	$10,366	$11,726	$33,192	$34,995
Stock-based compensation expense	(1,703)	(1,677)	(1,925)	(4,994)	(5,056)
Acquisition related expense	—	—	—	—	(8)
Non-GAAP general and administrative	$10,100	$8,689	$9,801	$28,198	$29,931

GAAP total operating expenses	$70,314	$66,455	$75,775	$207,550	$222,806
Amortization of intangibles	(1,771)	(1,737)	(1,771)	(5,314)	(5,314)
Stock-based compensation expense	(3,753)	(3,722)	(4,589)	(11,327)	(13,693)
Restructuring and other charges	(1,016)	(974)	(1,360)	(6,384)	(2,190)
Acquisition related expense	—	—	—	—	(8)
Litigation reserves, net	—	—	(69)	2,690	(254)
Non-GAAP total operating expenses	$63,774	$60,022	$67,986	$187,215	$201,347

NETGEAR, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(In thousands, except percentage data)
(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Nine Months Ended
	September 27, 2015	June 28, 2015	September 28, 2014	September 27, 2015	September 28, 2014

GAAP operating income	$26,013	$11,201	$26,558	$54,713	$74,638
Amortization of intangibles	4,165	4,243	4,396	12,804	13,177
Stock-based compensation expense	4,111	4,058	5,162	12,517	15,226
Restructuring and other charges	1,016	974	1,360	6,384	2,190
Acquisition-related expense	—	—	—	—	8
Losses on inventory commitments due to restructuring	—	—	—	407	—
Litigation reserves, net	—	—	69	(2,690)	254
Non-GAAP operating income	$35,305	$20,476	$37,545	$84,135	$105,493
Non-GAAP operating margin	10.3%	7.1%	10.6%	9.0%	10.1%

GAAP other income (expense), net	$(199)	$(343)	$2,246	$(67)	$1,911
Gain on litigation settlements	—	—	(2,800)	—	(2,800)
Non-GAAP other income (expense), net	$(199)	$(343)	$(554)	$(67)	$(889)

GAAP net income	$15,099	$3,667	$20,025	$26,777	$49,141
Amortization of intangibles	4,165	4,243	4,396	12,804	13,177
Stock-based compensation expense	4,111	4,058	5,162	12,517	15,226
Restructuring and other charges	1,016	974	1,360	6,384	2,190
Acquisition-related expense	—	—	—	—	8
Losses on inventory commitments due to restructuring	—	—	—	407	—
Litigation reserves, net	—	—	69	(2,690)	254
Gain on litigation settlements	—	—	(2,800)	—	(2,800)
Tax effect and tax related adjustments	(2,652)	(3,028)	(2,030)	(8,251)	(7,579)
Non-GAAP net income	$21,739	$9,914	$26,182	$47,948	$69,617

NETGEAR, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(In thousands, except per share data)
(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Nine Months Ended
	September 27, 2015	June 28, 2015	September 28, 2014	September 27, 2015	September 28, 2014

NET INCOME PER DILUTED SHARE:
GAAP net income per diluted share	$0.47	$0.11	$0.55	$0.79	$1.34
Amortization of intangibles	0.13	0.12	0.12	0.38	0.36
Stock-based compensation expense	0.13	0.12	0.14	0.37	0.41
Restructuring and other charges	0.03	0.03	0.04	0.19	0.06
Acquisition-related expense	—	—	—	—	0.00
Losses on inventory commitments due to restructuring	—	—	—	0.01	—
Litigation reserves, net	—	—	0.00	(0.08)	0.01
Gain on litigation settlements	—	—	(0.08)	—	(0.08)
Tax effect and tax related adjustments	(0.09)	(0.09)	(0.05)	(0.25)	(0.21)
Non-GAAP net income per diluted share	$0.67	$0.29	$0.72	$1.41	$1.89

SUPPLEMENTAL FINANCIAL INFORMATION
(In thousands, except per share data, DSO, inventory turns, weeks of channel inventory, headcount and percentage data)
(Unaudited)

	Three Months Ended
	September 27, 2015	June 28, 2015	March 29, 2015	December 31, 2014	September 28, 2014

Cash, cash equivalents and short-term investments	$263,848	$212,915	$247,405	$257,129	$242,648
Cash, cash equivalents and short-term investments per diluted share	$8.16	$6.21	$7.01	$7.40	$6.69

Accounts receivable, net	$274,173	$246,493	$254,745	$275,689	$278,568
Days sales outstanding (DSO)	73	78	73	73	72

Inventories	$170,013	$188,668	$200,948	$222,883	$206,494
Ending inventory turns	5.8	4.5	4.4	4.5	4.9

Weeks of channel inventory:
U.S. retail channel	9.2	7.0	7.7	7.8	7.7
U.S. distribution channel	7.9	10.1	11.5	12.0	10.6
EMEA distribution channel	5.3	4.8	4.4	5.4	4.4
APAC distribution channel	7.3	7.1	7.4	7.2	6.8

Deferred revenue (current and non-current)	$34,154	$31,116	$25,802	$31,621	$35,654

Headcount	959	967	979	1,038	1,047
Non-GAAP diluted shares	32,335	34,308	35,285	35,348	36,250

NET REVENUE BY GEOGRAPHY

	Three Months Ended						Nine Months Ended
	September 27, 2015		June 28, 2015		September 28, 2014		September 27, 2015		September 28, 2014
Americas	$219,736	64%	$172,459	59%	$193,904	55%	$565,981	60%	$576,217	56%
EMEA	77,725	23%	67,993	24%	108,421	31%	234,827	25%	315,650	30%
APAC	44,432	13%	48,330	17%	51,013	14%	139,024	15%	148,466	14%
Total	$341,893	100%	$288,782	100%	$353,338	100%	$939,832	100%	$1,040,333	100%

NET REVENUE BY SEGMENT

	Three Months Ended						Nine Months Ended
	September 27, 2015		June 28, 2015		September 28, 2014		September 27, 2015		September 28, 2014
Retail	$164,081	48%	$131,809	45%	$131,341	38%	$416,847	45%	$360,236	34%
Commercial	65,187	19%	63,017	22%	71,974	20%	200,935	21%	226,284	22%
Service Provider	112,625	33%	93,956	33%	150,023	42%	322,050	34%	453,813	44%
Total	$341,893	100%	$288,782	100%	$353,338	100%	$939,832	100%	$1,040,333	100%